AMENDED AND RESTATED SCHEDULE A

dated August 31, 2019

EXPENSE LIMITATION AGREEMENT

dated May 31, 2019 between

FROST FAMILY OF FUNDS

and

FROST INVESTMENT ADVISORS, LLC

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

Name of Fund	Share Class	Maximum Annual Operating Expense Limit	Initial Term End Date
Frost Growth Equity Fund	Investor Class	1.25%	June 24, 2021
	Institutional Class	1.25%	June 24, 2021
Frost Value Equity Fund	Investor Class	1.25%	June 24, 2021
	Institutional Class	1.25%	June 24, 2021
Frost Mid Cap Equity Fund	Investor Class	1.55%	June 24, 2021
	Institutional Class	1.55%	June 24, 2021
Frost Total Return Bond Fund	A Class	0.95%	June 24, 2021
	Investor Class	0.95%	June 24, 2021
	Institutional Class	0.95%	June 24, 2021
Frost Credit Fund	A Class	1.00%	June 24, 2021
	Investor Class	1.00%	June 24, 2021
	Institutional Class	1.00%	June 24, 2021
Frost Low Duration Bond Fund	Investor Class	0.95%	June 24, 2021
	Institutional Class	0.95%	June 24, 2021
Frost Global Bond Fund	A Class	1.00%	November 30, 2020
	Investor Class	1.00%	November 30, 2020
	Institutional Class	1.00%	November 30, 2020

ACKNOWLEDGED AND ACCEPTED BY:

FROST FAMILY OF FUNDS

/s/ Dianne Descoteaux
Name: Dianne Descoteaux
Title: VP & Secretary

FROST INVESTMENT ADVISORS, LLC

/s/ Tom L. Stringfellow
Name: Tom L. Stringfellow
Title: President